SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement               / /  Confidential, for use of the
                                                   Commission only (as permitted
                                                   By Rule 14a-6(e) (2))

/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-12


                               CB BANCSHARES, INC.
        ----------------------------------------------------------------

                (Name of Registrant As Specified In Its Charter)

        ----------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)      Title of each class of securities to which transaction applies:
         _____________________________________________________________________

(2)      Aggregate number of securities to which transaction applies:
         _____________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _____________________________________________________________________

(4)      Proposed maximum aggregate value of transaction:
         _____________________________________________________________________

(5)      Total fee paid:
         _____________________________________________________________________

         / / Fee paid previously with preliminary materials:

         _____________________________________________________________________

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
          _____________________________________________________________________

(2)      Form, Schedule or Registration Statement No.:
         _____________________________________________________________________

(3)      Filing party:
          _____________________________________________________________________

(4)      Date filed:
         _____________________________________________________________________

      PRESS RELEASE ISSUED BY CB BANCSHARES REQUESTING INFORMATION
      FROM CPF TO INVESTIGATE POTENTIAL VIOLATION OF FEDERAL SECURITIES LAWS

      PROXYGRAM SENT BY CB BANCSHARES TO ESOP PARTICIPANTS ON MAY 21, 2003

PRESS RELEASE ISSUED BY CB BANCSHARES REQUESTING INFORMATION
FROM CPF TO INVESTIGATE POTENTIAL VIOLATION OF FEDERAL SECURITIES LAWS


May 21, 2003

FOR IMMEDIATE RELEASE
---------------------

Contact:          Wayne T. Miyao
                  Senior Vice President, City Bank
                  Corporate Communications
                  Ph:  (808) 535-2590
                  Email: wmiyao@cb-hi.net
                  Website:  www.citybankhawaii.com


                CB BANCSHARES REQUESTS INFORMATION FROM CPF TO
          INVESTIGATE POTENTIAL VIOLATION OF FEDERAL SECURITIES LAWS

        AGAIN REJECTS CPF'S REQUEST TO POSTPONE MAY 28 SPECIAL MEETING

HONOLULU, May 21, 2003 - CB Bancshares, Inc. (Nasdaq: CBBI), the holding company of City Bank, today sent a letter to Glenn Ching, Central Pacific Financial Corp.'s (NYSE: CPF) ("CPF") general counsel, stating, among other things, that:

   o CB Bancshares is investigating whether CPF has violated federal securities laws prohibiting the solicitation of "agent designations" from more than 10 people without prior distribution of proxy materials; and
   o CB Bancshares has no intention to notice the June 26 meeting proposed by CPF because it has not properly called the meeting, and any actions taken at that meeting therefore will be invalid under Hawaii law.

The CB Bancshares Board continues to urge all CB Bancshares shareholders to vote against CPF's hostile takeover proposal at the May 28 Special Meeting.

Attached is the letter Ronald K. Migita, President and CEO of
CB Bancshares, Inc., sent to Mr. Ching:

                                            May 21, 2003

Glenn Ching, Esq.
Central Pacific Financial Corp.
220 South King Street
Honolulu, Hawaii 96813

Dear Mr. Ching:

         We are in receipt of the letter from Central Pacific Financial Corp. ("CPF") dated May 20, 2003, in which CPF informed us that it had received an agent designation from an additional shareholder holding 116,822 shares of common stock of CB Bancshares, Inc. ("CB"). With this agent designation, CPF now has delivered to CB eleven (11) agent designations from CB shareholders. This number of agent designations presents prima facie evidence of a violation of the federal securities laws which prohibit solicitation of such agent designations from more than ten (10) persons without dissemination of a proxy statement complying with Regulation 14A.

         In order for us to determine whether you have violated the federal securities laws in connection with obtaining the agency designations, we request that CPF provide us by the end of the day today with (i) the names of each of the beneficial owners on whose behalf Cede & Co., as holder of record, executed one or more of the agent designations submitted by CPF to CB and (ii) the names of any other record or beneficial holder of shares of CB whom CPF contacted or who contacted CPF with respect to the granting of an agent designation or other authorization for calling a special meeting of CB shareholders, including the names of any other record or beneficial holder of shares of CB from whom you have obtained any such designation or other authorization.

         We also acknowledge receipt of your letter dated May 20, 2003 regarding your demand for a June 26 shareholder meeting. For the reasons we have stated before, we reject your arguments regarding the special meeting. CB has no intention of delivering a notice for the meeting. Without delivery of a notice, the meeting and any action taken at the meeting will not be lawful under Hawaii law.

                                         Sincerely,



                                         /s/ Ronald K. Migita
                                         President and Chief Executive Officer
                                         CB Bancshares, Inc.

Sandler O'Neill & Partners, L.P. is serving as financial advisor to CB Bancshares and Kobayashi, Sugita & Goda, a Honolulu law firm, is serving as local legal counsel.

CB Bancshares, Inc. is a bank holding company, which provides a full range of banking products and services for small-and-medium-sized businesses and retail customers through its principal subsidiary, City Bank. City Bank maintains
21 branches on the islands of Oahu, Hawaii, Maui and Kauai.

                                     _____


This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are CB Bancshares' current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2002 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

Subject to future developments, CB Bancshares may file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by Central Pacific Financial Corp. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation/Recommendation Statement on Schedule 14D-9 when such document becomes available because it will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the Schedule 14D-9 (when available) and other documents filed by CB Bancshares with the SEC at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413.


                                     # # #

PROXYGRAM SENT BY CB BANCSHARES TO ESOP PARTICIPANTS ON MAY 21, 2003


BK OF HI c/o E Phillip Assoc
134 W. 26th St., 5th Floor
New York, NY  10001

CONFIDENTIAL IDENTIFICATION NUMBER:  [CIN]
Your identification number is confidential. It is to assure the operator of your identity if you decide to instruct the Trustee how to vote by toll-free telephone.

                                BANK OF HAWAII
                                 AS TRUSTEE OF
          CB BANCSHARES, INC. EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP")

                                 May 21, 2003


Dear ESOP Participant:

Enclosed for your information is a copy of a letter which CB Bancshares, Inc. (the "Company") recently sent by ProxyGram to its shareholders with respect to the Special Meeting of Shareholders being held by the Company on May 28, 2003. The Special Meeting is being held to consider whether to approve the proposed acquisition of Shares of the Company's common stock by Central Pacific Financial Corp.

YOU CAN NOW INSTRUCT THE ESOP TRUSTEE HOW TO VOTE THE SHARES HELD FOR YOUR ESOP ACCOUNT SIMPLY BY MAKING A TOLL-FREE TELEPHONE CALL. Follow the steps listed below. If you have already completed and returned a GREEN Voting Instruction Form to the ESOP Trustee and do not wish to change your instructions, you do not need to make a phone call or take any other action.

If the ESOP Trustee does not receive your voting instructions by Noon, New York time, on Tuesday, May 27, 2003, the ESOP Committee will direct the ESOP Trustee as to how to vote your shares. Consequently, if you want to exercise your voting rights, and instruct the Trustee how to vote, please vote promptly.

                                   Sincerely,

                                   Bank of Hawaii
                                   As Trustee of the Company's ESOP


    TOLL-FREE PROXYGRAM OPERATORS WHO WILL CONFIDENTIALLY RELAY YOUR VOTING
                       INSTRUCTIONS TO THE ESOP TRUSTEE
                      ARE AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1.  Call Toll-Free 1-877-880-9547, anytime, day or night.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8905, Bank of Hawaii.

3.  State your name, address and telephone number.

4. State your Confidential Identification Number and Number of shares as shown below:

          Confidential Identification Number:  [CIN]

          Number of Shares:  [NumShares]

5. Give the operator your voting preferences, using the Voting Instruction Form below.


                               CB BANCSHARES, INC.
                   EMPLOYEE STOCK OWNERSHIP PLAN (the "ESOP")

I hereby instruct Bank of Hawaii, as the Trustee of the ESOP, to vote all Shares of CB Bancshares, Inc. common stock allocated to my ESOP account as of the record date, May 5, 2003 (the "Record Date"), as follows:

                  (GIVE ONE VOTE ONLY TO THE OPERATOR)

            (  ) Vote AGAINST Central Pacific's Acquisition Proposal

            (  ) Vote FOR Central Pacific's Acquisition Proposal


PLEASE GIVE YOUR NAME TO THE OPERATOR EXACTLY AS IT APPEARS HEREON.

    (Copy of ProxyGram from CB Bancshares, Inc. to its Direct Shareholders)

                              CB BANCSHARES, INC.

May 20, 2003

Dear CB Bancshares Shareholder:

                     VOTE "AGAINST" THE CPF PROPOSAL TODAY!


Central Pacific Financial Corp. has made a hostile offer to acquire your company at a price that your Board of Directors has unanimously rejected. As previously announced and pursuant to Hawaii law, a special meeting will be held on May 28, 2003 to determine whether or not to approve the acquisition by Central Pacific Financial Corp. of at least a majority of the shares of CB Bancshares common stock pursuant to their exchange offer.

We strongly urge you to vote AGAINST the CPF proposal because we believe it undervalues CB Bancshares' franchise and could have adverse effects on the people, communities and economy of Hawaii. We believe the CPF proposal raises significant competitive concerns, would result in numerous branch closings and layoffs, and poses substantial execution risks. Furthermore, since the majority of the consideration CPF is offering is in the form of CPF common stock, the proposal would subject CB Bancshares shareholders to significant risk should the value of CPF stock decline. You should know that Mr. Clinton Arnoldus personally owns no CPF stock and that he and his unproven management team have-in just over one year--already lowered CPF's earnings growth estimates.

In order to ensure that your shares are represented at the meeting, your Board unanimously recommends that you vote AGAINST CPF's hostile acquisition proposal by toll-free telephone. Please just follow the simple steps listed below.

(THE LIST OF STEPS FOR VOTING BY DIRECT SHAREHOLDERS IS OMITTED. ESOP PARTICIPANTS CAN INSTRUCT THE ESOP TRUSTEE HOW TO VOTE THE SHARES HELD FOR THEIR ESOP ACCOUNTS BY TOLL-FREE TELEPHONE BY FOLLOWING DIRECTIONS IN THE ESOP TRUSTEE'S PROXYGRAM.)

Subject to future developments, CB Bancshares may file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by Central Pacific Financial Corp. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation/Recommendation Statement on Schedule 14D-9 when such document becomes available because it will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the Schedule 14D-9 (when available) and other documents filed by CB Bancshares with the SEC at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413.

                                     # # #